Exhibit 99.1

P.O. Box 25099 Richmond, VA 23260  phone: (804) 359-9311  fax (804) 254-3584
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P R E S S R E L E A S E

CONTACT:	Candace C. Formacek	RELEASE:	Immediately
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation Announcement
Richmond, VA • September 18, 2014 / PRNEWSWIRE

Universal Corporation (NYSE:UVV) today released the following statement: “We note the recent activity in the Company's common stock during this week. Subsequent to the release of our quarterly earnings last month, we have not issued any release, and we are not aware of any other such release that would have resulted in this week's unusual activity in our common stock.”

Headquartered in Richmond, Virginia, Universal Corporation is the leading global leaf tobacco supplier and conducts business in more than 30 countries. Its revenues for the fiscal year ended March 31, 2014, were $2.5 billion. For more information on Universal Corporation, visit its website at www.universalcorp.com.

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